Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

ENERGY EAST CORPORATION

Adopted: September 16, 2008

AMENDED AND RESTATED BY-LAWS

OF

ENERGY EAST CORPORATION

ARTICLE 1

SHAREHOLERS

     Section 1.1  Annual Meeting.  The annual meeting of the shareholders of the Corporation shall be held within or without the State of New York at a location to be determined by the Board of Directors (the "Board"), on such date and time as may be fixed by the Board.

     Section 1.2  Special Meetings.  Special meetings of the shareholders may be called by the Board or by the President, and shall be called by the President or a Vice President or the Secretary at the written demand of a majority of the Board or at the written demand of the holders of at least ten per cent (10%) of all outstanding shares entitled to vote on the action proposed to be taken at such meeting. Any such call or demand shall state the purpose or purposes of the proposed meeting. On failure of any officer above specified to call such special meeting when duly demanded, any signer of such demand may call such special meeting and give the notice thereof. Special meetings shall be held at such place within or without the State of New York as may be specified in the notice thereof. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof, but any special meeting may be called and held in conjunction with an annual meeting of the shareholders.

     Section 1.3  Record Date for Meetings and Other Purposes.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action.

If no record date is so fixed by the Board, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is not given by reason of due waiver thereof, the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, made in accordance with this Section, shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

     Section 1.4  Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting (including any such meeting to be held in conjunction with an annual meeting) shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four (24) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at its address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notices to the shareholder be mailed to some other address, then directed to the shareholder at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

     Section 1.5  Waivers of Notice.  Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

     Section 1.6  Quorum at Meetings.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business, but the shareholders present may adjourn any meeting to another time or place despite the absence of a quorum. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

     Section 1.7  Presiding Officer and Secretary.  At any meeting of the shareholders, if neither the Chairman or a Vice Chairman of the Board nor the President nor a Vice President nor a person designated by the Board to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

     Section 1.8  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be signed by the shareholder or such shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. Proxies shall be delivered to the Secretary of the Corporation or, if inspectors are appointed to act at a meeting, to the inspectors.

     Section 1.9  Voting  Whenever directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Except as otherwise provided by law, or by the Certificate of Incorporation, every holder of record of shares of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one (1) vote for every such share standing in such shareholder's name on the record of shareholders of the Corporation on the record date for the determination of the shareholders entitled to notice of or to vote at the meeting. Upon the demand of any shareholder, the vote at any election of directors, or the vote upon any question before a meeting, shall be by ballot, but otherwise the method of voting shall be discretionary with the person presiding at the meeting.

     Section 1.10  Written Consent of Shareholders Without a Meeting.  Whenever under any provision of law or of these By-Laws shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. The provisions of this Section shall not be construed to alter or modify any provision of law or any provision of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for any corporate action.

ARTICLE 2

BOARD OF DIRECTORS

     Section 2.1  Number of Directors.  The Board shall consist of five (5) directors until changed as hereinafter provided. The number of directors may be changed at any time and from time to time at any annual or special meeting of the shareholders by vote of the shareholders entitled to vote for the election of directors, or at any meeting of the Board by the vote of a majority of the entire Board, except that no decrease shall shorten the term of any incumbent director. Unless and until changed in accordance with this Section the number of directors constituting the entire Board shall continue in effect and no further action shall be required to fix such number at any meeting of the shareholders for the election of directors.

     Section 2.2  Election and Term of Directors.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. The term of office of each director shall be from the time of his or her election and qualification until the annual meeting of shareholders next succeeding his or her election and until his or her successor shall have been elected and shall have qualified.

     Section 2.3  Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors by the shareholders without cause, may be filled either by vote of the shareholders at any annual or special meeting of the shareholders or by vote of the directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office.

     Section 2.4  Resignations.  Any director may resign from his or her office at any time by delivering his or her resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Section 2.5  Removal of Directors.  Any or all of the directors may be removed, for cause or without cause, by vote of the shareholders. Any director may be removed for cause by action of the Board.

     Section 2.6  Meetings.  Meetings of the Board, regular or special, may be held at any place within or without the State of New York as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. Any one or more members of the Board or of any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting of the Board or committee thereof. An annual meeting of the Board for the appointment of officers shall be held on the day on which the annual meeting of the shareholders shall have been held, at the same place and as soon after the holding of such meeting of shareholders as is practicable, and no notice thereof need be given. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the President or by at least one-third of the directors for the time being in office. Notice of each such meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same not later than the second day before the meeting, or personally or by e-mailing or telephoning the same not later than the day before the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

     Section 2.7  Quorum and Voting.  A majority of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board, but a majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of any such adjournment need be given.

     Section 2.8  Committees of the Board.  The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, to the full extent permitted by law. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board.

     Section 2.9  Written Consent of Directors in Lieu of a Meeting.  Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing such action. Each resolution so adopted and the written consents thereto by members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or such committee.

     Section 2.10 Compensation of Directors.  Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services as directors in such form and amounts and at such times as may be prescribed from time to time by the Board. All directors shall be reimbursed for their reasonable expenses, if any, for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from receiving non-cash compensation for serving as a director or from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.11 Compensation of Committees.  Members of any committee, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services on that committee in such form and amounts and at such times as may be prescribed from time to time by the Board. Members of special or standing committees shall be allowed such additional compensation and reimbursement for expenses as may be fixed by the Board.

     Section 2.12 Loans to Directors.  A loan shall not be made by the Corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

     Section 2.13 Powers and Duties of the Chairman of the Board. The Chairman of the Board (if there be one) shall preside at all meetings of the shareholders and of the Board at which he or she is present and shall perform such other duties as the Board may designate.

     Section 2.14 Powers and Duties of the Vice Chairmen of the Board.  Each Vice Chairman of the Board (if there be any) shall have such powers and perform such duties as the Board may prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and exercise all the powers of the Chairman of the Board that follows from his or her capacity as director of the Corporation.

ARTICLE 3

OFFICERS, AGENTS AND EMPLOYEES

     Section 3.1  General Provisions.  The officers of the Corporation may include a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The officers shall be appointed by the Board at the first meeting of the Board after the annual meeting of the shareholders in each year. The Board may also appoint other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board. All officers shall hold office until the meeting of the Board following the next annual meeting of the shareholders after their appointment and until their successors shall have been appointed and shall have qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the Corporation may be removed by the Board with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees appointed by the Board shall be fixed by the Board, but this power may be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

     Section 3.2  Powers and Duties of the Chairman of the Board.  The Chairman of the Board, as an officer of the Corporation (if there be one), shall perform such duties as the Board may designate. In the absence or inability to act of the President, the Chairman of the Board shall perform the duties and may exercise the powers of the President. The performance of any such duty by the Chairman of the Board shall be conclusive evidence of his or her power to act.

     Section 3.3  Powers and Duties of the President.  The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the shareholders and of the Board at which he or she is present. He or she shall have general charge of the business and affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he or she may delegate these powers.

The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

     Section 3.4  Powers and Duties of Vice Presidents.  Each Vice President shall have such powers and perform such duties as the Board or the President may prescribe. In the absence or inability to act of the President (and of the Chairman of the Board, if there be one), unless the Board shall otherwise provide, the Vice President who has served in that capacity for the longest time, and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

     Section 3.5  Powers and Duties of the Secretary.  The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board. He or she shall attend to the giving of all notices to shareholders and directors. He or she shall have charge of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the record of shareholders of the Corporation, and of such other books and papers as the Board may direct. He or she shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board.

     Section 3.6  Powers and Duties of the Treasurer.  The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or by the Board.

     Section 3.7  Powers and Duties of Assistant Secretaries.  In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may assign to him or her.

     Section 3.8  Powers and Duties of Assistant Treasurers.  In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may assign to him or her.

ARTICLE 4

INDEMNIFICATION

Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation may advance his or her related expenses, to the full extent permitted by law.

ARTICLE 5

SHARES OF THE CORPORATION

     Section 5.1  Certificates for Shares.  The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman or a Vice Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, may be sealed with the seal of the Corporation or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates exchanged or surrendered to the Corporation for transfer shall be cancelled.

     Section 5.2  Record of Shareholders.  The Corporation shall keep at the office of the Corporation in the State of New York or at the office of its transfer agent or registrar in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

     Section 5.3  Transfers of Shares.  Transfers of shares on the record of shareholders of the Corporation shall be made only upon surrender to the Corporation of the certificate or certificates for such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     Section 5.4  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

ARTICLE 6

SEAL

The seal of the Corporation shall be circular in form and contain the name of the Corporation, the words "Corporate Seal" and "New York" and the year the Corporation was formed in the center. The Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.

ARTICLE 7

CHECKS, NOTES, DRAFTS, ETC.

Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.

ARTICLE 8

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE 9

AMENDMENTS

These By-Laws may be amended or repealed, and new By-Laws may be adopted, (1) by vote of the holders of the shares at the time entitled to vote in the election of any directors, at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, or (2) by the Board. Any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided, but a By-Law adopted by the shareholders may provide that such By-Law shall not be subject to amendment or repeal by the Board. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.